EXHIBIT 10.5E

First amendment
to
Employment agreement

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), effective as of March 3, 2014, is by and between Oxford Resources GP, LLC, a Delaware limited liability company (“Company”), and Daniel M. Maher (“Executive”).

recitals:

A.     According to the terms of that certain Employment Agreement (the “Employment Agreement”), dated March 29, 2013, by and between Company and Executive, Executive is employed in an executive position with Company.

B.     Both Company and Executive desire to amend the Employment Agreement to extend the term thereof by one (1) year so that the term will run until December 31, 2015;

C.     Accordingly, Company and Executive are entering into this Amendment for such purpose.

agreement:

In consideration of the premises and the mutual covenants and agreements set forth below, and for other good and valuable consideration not specified herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree that Paragraph 2.1 (Term) of the Employment Agreement shall be and hereby is amended by replacing the date “December 31, 2014” where it appears therein with the date “December 31, 2015.”

IN WITNESS WHEREOF, the parties have set their hands hereto as of the date first above written.

Oxford Resources GP, LLC
By:	/s/ Charles C. Ungurean	/s/ Daniel M. Maher
Name: Title:	Charles C. Ungurean President and Chief Executive Officer	Name: Daniel M. Maher